Exhibit 4.1
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

July 30, 2008	NO. 1
MARSHALL EDWARDS, INC.
(INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)
WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
     FOR VALUE RECEIVED, MARSHALL EDWARDS, INC., a Delaware corporation (the “Company”), hereby certifies that JOHN O’CONNOR (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company, up to 46,083 fully paid and non-assessable shares of Common Stock at a price of $2.17 per share (the “Exercise Price”).
     The term “Common Stock” means the Common Stock, par value $.00000002 per share, of the Company. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Shares.” The term “Company” means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.
     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.
     1. CASH EXERCISE OF WARRANT. This Warrant may be exercised, in whole or in part, at any time, or from time to time during the period commencing the date hereof and expiring 5:00 p.m. Eastern Time on July 30, 2013 (the “Expiration Date”), by presentation and surrender of this Warrant to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares of Common Stock specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant of like terms evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.
     2. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.
     3. SETTLEMENT OF SHARES. In no event shall the Company be liable for, or the Holder be entitled to receive, (a) physical settlement in Warrant Shares unless the conditions and requirements set forth herein have been satisfied or (b) any net-cash settlement or other consideration in lieu of physical settlement in Warrant Shares.
     4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company with an Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, subject to the provisions of Sections 7 and 11 hereof, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment (and in the event of a partial transfer, a new Warrant to the Holder for the portion of such Warrant not transferred) and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.
     5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.
     6. ANTI-DILUTION PROVISIONS.
          6.1 Adjustment of Exercise Price In Connection With Recapitalization, Reorganization, Consolidation, Merger, Etc. In case (i) the outstanding shares of the Common Stock shall be subdivided into a greater number of shares, (ii) a dividend or other distribution in Common Stock shall be paid in respect of Common Stock, (iii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, or (iv) any shares of the Company’s capital stock are issued by reclassification of the Common Stock (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect immediately prior to such subdivision, combination or reclassification or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision, combination or reclassification or immediately after the record date of such dividend or distribution be proportionately adjusted to equal the product obtained by multiplying the Exercise Price by a fraction, the numerator of which is the number of outstanding shares of Common Stock (on a fully diluted basis) after giving effect to such combination, subdivision, reclassification or dividend and the denominator of which is the number of outstanding shares of Common Stock (on a fully diluted basis) outstanding immediately prior to such combination, subdivision, reclassification or dividend.
          For purposes of this Warrant, “on a fully diluted basis” means that all outstanding options, rights or Warrants to subscribe for shares of Common Stock and all securities convertible into or exchangeable for shares of Common Stock (such options, rights, Warrants and securities are, collectively, referred to herein as “Convertible Securities”) and all options or rights to acquire Convertible Securities have been exercised, converted or exchanged.
          Whenever the Exercise Price per share is adjusted as provided in the immediately preceding paragraph, the number of shares of Common Stock purchasable upon conversion of the Warrant immediately prior to such Exercise Price adjustment shall be adjusted, effective simultaneous with the Exercise Price adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price per share in effect immediately prior to such Exercise Price adjustment and the denominator of which is the Exercise Price per share in effect upon such Exercise Price adjustment, which adjusted number of shares of Common Stock shall thereupon be the number of shares of Common Stock purchasable upon conversion of the Warrant until further adjusted as provided herein.
          6.2 Adjustment of Securities Issuable In Connection with Reorganization, Consolidation, Merger, Liquidation Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this

Warrant) after the date hereof or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation or liquidate, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger, conveyance or liquidation, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.
          6.3 No Dilution. The Company will not, by amendment of its Restated Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, while this Warrant is outstanding, the Company (a) will not permit the par value, if any, of the shares of Common Stock receivable upon the exercise of this Warrant to be above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.
          6.4 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Warrant Shares receivable on the exercise of this Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.
          6.5 Notices of Record Date, Etc. In case:
               (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or
               (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or
               (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant.
     7. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant and any Warrant Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States and are therefore “restricted securities” within the meaning of Rule 144 under the Securities Act, that (A) can be offered, sold, pledged or otherwise transferred only (1) (a) to a person who the seller reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A under the Securities Act, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a non-US person in a transaction meeting the requirements of Rule 903, Rule 904 and Rule 905 under the Securities Act and in compliance with applicable local laws and regulations or (d) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (2) to the Company or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above.
     8. LEGEND. Unless the shares of Warrant Shares have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Shares, all certificates representing such securities shall bear on the face thereof substantially the following legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

     9. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when delivered personally, by facsimile or overnight delivery or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice hereunder.
     10. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law rules thereof.
     11. SUCCESSORS AND ASSIGNS. This Warrant cannot be transferred or assigned by the Holder without the prior written consent of the Company.
(SIGNATURE ON FOLLOWING PAGE)

     IN WITNESS HEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

MARSHALL EDWARDS, INC.

By:	/s/ David R. Seaton
Name:	David R. Seaton
Title:	Chief Financial Officer & Secretary

WARRANT EXERCISE FORM
     The undersigned hereby irrevocably elects to exercise the rights contained within the Warrant to the extent of purchasing                     shares of Common Stock of Marshall Edwards, Inc., a Delaware corporation (the “Company”), and hereby makes payment of $                      in payment therefor. By its exercise hereof, the undersigned confirms and agrees that it has complied and will comply with all applicable restrictions on the offer, sale, pledge or other transfer of the shares of Common Stock of the Company as set forth in the Warrant.

Signature

Signature, if jointly held

Date

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